Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-167444, 333-172160, 333-176931 and 333-176980) on Forms S-3 and S-8 of ECOtality, Inc. of our report dated April 16, 2012, relating to our audit of the consolidated financial statements as of December 31, 2011 and 2010, which report appears in the ECOtality, Inc. Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona

April 16, 2012